SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 29, 2000



                            ProCare Industries, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)





         Colorado                      0-13066                84-0932231
 ---------------------------     -------------------       -------------------
(State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
 of incorporation)                                         Identification No.)




1960 White Birch Drive, Vista, California                          92083
-----------------------------------------                       ----------
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code:   (760) 599-8559



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Item 5. OTHER EVENTS

     Effective September 29, 2000, Registrant and FastPoint Communications, Inc., a Delaware corporation ("FastPoint") entered into an Amendment to Agreement and Plan of Merger (the "Amendment") pursuant to which the Agreement and Plan of Merger, dated as of August 14, 2000 (the "Merger Agreement") was amended to, among other things, extend until October 31, 2000, the date by which a merger transaction between Registrant and FastPoint must be completed. Under the Amendment, if the merger transaction is not completed by October 31, 2000, Registrant or FastPoint may elect to terminate the Merger Agreement, as amended. In the Amendment, FastPoint also agreed to pay Registrant a consulting fee of $75,000 at or prior to the completion of the merger transaction at the time that FastPoint receives proceeds from a pending offering of its securities. Completion of the merger transaction is also conditional upon: (a) the receipt by FastPoint of the written consent to the merger transaction by the holders of at least 99% of FastPoint's outstanding convertible preferred stock, and (b) the sale by FastPoint, prior to completion of the merger transaction, of at least $2,500,000 in a new class of FastPoint's convertible preferred stock. If the merger transaction is completed, the holders of FastPoint's common and preferred stock would receive, or be entitled to receive, common stock of the Registrant which would equal in excess of 95% of the voting securities of Registrant following the completion of the merger transaction. Assuming the merger transaction is completed, the directors of the Registrant would intend to resign at the completion of the merger transaction, to be replaced by directors selected by FastPoint.

     It is anticipated that the issuance of Registrant's securities in connection with the merger transaction with FastPoint will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(10) of such Act following approval of the transaction at a fairness hearing before the California Department of Corporations, scheduled for October 25, 2000.

     Effective September 25, 2000, Registrant entered into a Stock Compensation Agreement with Robert W. Marsik, the President of Registrant. The agreement superseded the Revised Funding Agreement between the Registrant and Mr. Marsik, entered into in July 1999. Under the agreement, the Registrant agreed to issue to Mr. Marsik 1.0 million shares of restricted Registrant common stock which would be forfeited if Mr. Marsik fails or refuses to continue to serve as a director and as the President of the Registrant under such time as the Registrant completes a merger transaction with another company or business or July 2001. In addition, the Registrant may rescind and cancel the issuance of the stock if Registrant completes the merger transaction with FastPoint, collects all amounts required to be paid by FastPoint in connection with the merger and pays certain amounts owed by the Registrant to Mr. Marsik by the time the merger is required to be completed.

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


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed as a part of this Report.

     (c) Exhibits.

       10.1  Agreement and Plan of Merger dated as of August 14, 2000.
       10.2 Amendment to Agreement and Plan of Merger dated as of September 29, 2000.
       10.3  Stock Compensation Agreement dated September 25, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 14, 2000

                                            PROCARE INDUSTRIES, LTD.


                                            By /s/ Robert W. Marsik
                                              ----------------------------------
                                              Robert W. Masrsik, President












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